LIMITED POWER OF ATTORNEY

Be it acknowledged that I, Lawrence Weiss with a mailing address of 31 Columbia, Aliso Viejo, California 92656, the "Principal," do hereby grant a limited and specific power of attorney to Jessica King and Denise E. Pedulla of 12701 Commonwealth Drive, Suite 9, Fort Myers, Florida 33913, each as my "Attorney-in-Fact."

Said Attorneys-in-Fact shall have full power and authority to undertake and perform only the following acts on my behalf:

Liaising with government or other entities as necessary for the purpose of filing documents with the Securities and Exchange Commission on my behalf.

The authority herein shall include such incidental acts as are reasonably required to carry out and perform the specific authorities granted herein. My Attorney-in-Fact agrees to accept this appointment subject to its terms and agrees to act and perform in said fiduciary capacity consistent with my best interest, as my Attorney-in-Fact in her discretion, deems advisable.

The Attorney-in-Fact shall be able to have the authority herein beginning December 11, 2018 and end when the act has been completed. Immediately afterwards this form shall become void. In addition, this Power of Attorney shall immediately be voided upon a revocation form being authorized by the Principal.

This Power of Attorney is governed by the laws of the State of California and shall be signed by the presence of two (2) witnesses.

Principal

/s/ Lawrence Weiss

ACCEPTANCE OF APPOINTMENT
I, Jessica King, the Attorney-in-Fact, hereby accept appointment as Attorney-in-Fact in accordance with the foregoing instrument.
Attorney-in-Fact

/s/ Jessica King

I, Denise E. Pedulla, the Attorney-in-Fact, hereby accept appointment as Attorney-in-Fact in accordance with the foregoing instrument.
Attorney-in-Fact

/s/ Denise E. Pedulla

Affirmation by Witness 1
I, Liane Iguchi, witnessed the execution of this Power of Attorney by Lawrence Weiss and I affirm that he appeared to me to be of sound mind, was not under duress, and affirmed to me that he was aware of the nature of this Power of Attorney and signed it freely and voluntarily.

Witness 1 Signature /s/Liane Iguchi
Print Name: Liane Iguchi
Date: 12/11/2018

Affirmation by Witness 2
I, Shereen Anderson, witnessed the execution of this Power of Attorney by Lawrence Weiss and I affirm that he appeared to me to be of sound mind, was not under duress, and affirmed to me that he was aware of the nature of this Power of Attorney and signed it freely and voluntarily.

Witness 2 Signature /s/ Shereen Anderson
Print Name: Shereen Anderson
Date: 12/11/2018